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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 10, 2000 in Amendment No. 2 to the Registration Statement and related Prospectus of Intellon Corporation for the registration of 6,250,000 shares of common stock.


                                          /s/ Ernst & Young LLP

Jacksonville, Florida

November 17, 2000